EXHIBIT 11

Computation of weighted average number of shares of common stock
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

                                                      For the three months ended March
                                                      --------------------------------
                                                                (in thousands)

                                                              1995         1996
                                                             ------       ------
Shares outstanding at beginning of period ............        9,059       11,000

Weighted average shares issued .......................          284          396

Incremental shares of common stock
  outstanding giving effect to stock
  options and warrant ................................        1,040        1,174
                                                             ------       ------
                                                             10,383       12,570
                                                             ======       ======
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